EXHIBIT 99.1

CONTACT:	Felix Veksler	Colleen Carter

	Senior Director, Investor Relations	Director, Internal Communications
ir@monro.com colleen.carter@monro.com

FOR IMMEDIATE RELEASE

Monro, Inc. Announces Sale of Tires Now Assets to American Tire Distributors

Deal includes new agreement for ATD to provide tire distribution to Monro’s 1,304 stores

ROCHESTER, NY – June 17, 2022 – Monro, Inc. (Nasdaq: MNRO) (“Monro”), one of the largest independent auto service and tire dealers in the United States, has completed the previously-announced sale of its wholesale tire and distribution assets to American Tire Distributors (“ATD”). Monro’s wholesale tire locations, operating as Tires Now, included seven facilities in Kentucky, North Carolina, South Carolina, and Tennessee which serviced more than 3,500 wholesale customer locations annually.

ATD is one of the largest independent suppliers of tires to the replacement tire market in North America, with more than 130 distribution centers in the United States and Canada.

The deal will allow Monro to focus its resources on its retail operations at more than 1,300 stores nationwide. As part of the transaction, Monro entered into a supply relationship with ATD for ATD to distribute tires directly to Monro’s retail stores.

“We are excited to have ATD support all of our retail locations through its industry-leading distribution program,” said Mike Broderick, president and chief executive officer of Monro. “This is a game changer for our locations. We will now have access to a broader range of tire brands and sizes due to ATD’s extensive secondary supplier partnerships. ATD’s daily delivery of tires to our stores will allow us to provide outstanding guest service to our customers with the right tire at the right price.”

“Our Tires Now teammates have been a big part of our success,” he continued. “We thank them for their dedication to our customers, and we wish them all the best in the future.”

The sale of Monro’s tire distribution assets is also expected to be a significant step forward in Monro’s environmental, social, and governance (ESG) efforts. As Monro’s distribution fleet transitions to ATD, Monro anticipates a meaningful reduction in energy consumption, operational efficiencies, and vehicle emissions.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, to risks and uncertainties. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the benefits expected from the transaction, including increased operational efficiencies and Monro’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Monro to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks that the transaction will not close in the timeframe expected, or at all; the risk that an event, change or other circumstances could give rise to the termination of the proposed merger; the risk that a condition to closing of the merger may not be satisfied on a timely basis or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the businesses will not be integrated successfully; the risk that the anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk of litigation related to the proposed transaction; the continuing effects of the COVID-19 pandemic and the impact thereof on Monro’s business, financial condition and results of operations; the risk that Monro’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. Monro disclaims any obligation or duty to update or modify these forward-looking statements.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country. With a growing market share and a focus on sustainable growth, the company generated approximately $1.4 billion in sales in fiscal 2022. It continues to expand its national presence through strategic acquisitions and by opening newly constructed stores. Across more than 1,300 stores and 9,000 service bays nationwide, Monro offers customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address customers’ automotive needs to get them safely back on the road. For more information, visit www.monro.com.